UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2009

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a)  Not applicable.

(b) and (c)  Effective January 9, 2009, ImmunoGen, Inc. (the “Company”) appointed Gregory D. Perry as Senior Vice President and Chief Financial Officer, and designated him as the Company’s principal financial officer and principal accounting officer.

Additional biographical information concerning Mr. Perry, age 48, is contained in the Company’s press release dated January 9, 2009, which is incorporated herein by reference.

Effective January 9, 2009, Daniel M. Junius, the Company’s President and Chief Executive Officer, ceased to be Acting Chief Financial Officer.

Effective January 7, 2009, John A. Tagliamonte, Vice President, Business Development left the Company.  His termination is categorized as being without cause for the purposes of Mr. Tagliamonte’s Employment Agreement with the Company.

(d)  Not applicable.

(e)  Mr. Perry’s base salary has been initially set at a rate of $300,000 per year.  He is also eligible for an annual cash bonus under the Company’s annual executive bonus program of up to 30% of annual base salary, prorated in the first year from his date of hire.

The Compensation Committee of the Company’s Board of Directors awarded Mr. Perry an option, effective January 9, 2009, to purchase 125,000 shares of the Company’s common stock under the Company’s 2006 Employee, Director and Consultant Equity Incentive Plan.  The exercise price of the option award is $4.32, which was the closing price of the Company’s common stock as reported on the NASDAQ Global Market on January 9, 2009.  This award will vest over four years as follows: the right to purchase 25% of the shares covered by the award will become exercisable on the first anniversary of the date of grant, and the right to purchase the remaining shares will thereafter become exercisable on a quarterly basis as to 6.25% of the shares covered by the award each quarter, provided that Mr. Perry remains an employee or, in the case of non-qualified stock options, a director or consultant, as of each such vesting date.  The award expires on January 9, 2019.  It will be subject to the other terms and conditions set forth in the forms of Stock Option Agreements for senior management of the Company, which were filed with the Securities and Exchange Commission (the “SEC”) as Exhibits 99.4 and 99.5 to the Company’s Registration Statement on Form S-8 (File No. 333-138713) on November 15, 2006, and are incorporated herein by reference.

The terms of Mr. Perry’s employment with the Company are as an employee-at-will.  If the Company terminates Mr. Perry’s employment without cause during the first two years, the Company has agreed to pay Mr. Perry a salary continuation benefit equal to four months of his then current base salary.  This benefit is conditioned upon Mr. Perry executing a separation agreement in a form acceptable to the Company, which would include, among other things, a release of claims.

As an executive officer of the Company, Mr. Perry has entered into a severance agreement with the Company that is designed to compensate him for the loss of his position and the loss of anticipated benefits under his unvested equity compensation awards following a change in control of the Company.  A summary of the material terms of this agreement is contained in the Company’s proxy statement for the 2008 annual meeting of shareholders under the heading “Potential Payments Upon Termination or Change in Control – Severance Agreements”, which was filed with the SEC on October 1, 2008, and which description is incorporated herein by reference.

(f)  Not applicable

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d): The following exhibit is being furnished herewith:

Exhibit No.	Exhibit

99.1	Press Release of ImmunoGen, Inc. dated January 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: January 12, 2008	/s/ Daniel M. Junius

Daniel M. Junius
President and Chief Executive Officer